UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2008 (August 29, 2008)

MEDIALINK WORLDWIDE INCORPORATED
(Exact name of registrant as specified in its charter)

DELAWARE	0-21989	52-1481284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

708 THIRD AVENUE, NEW YORK, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 682-8300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 29, 2008, pursuant to a Securities Purchase Agreement (the “Agreement”) entered into by and among Philips Electronics North America Corporation (“PENAC”), Koninklijke Philips Electronics N.V. (“KPENV” and, together with PENAC, “Philips”), and Medialink Worldwide Incorporated (the “Company”), the Company transferred its 76% ownership interests in TTX (US) LLC and TTX Limited, its Teletrax subsidiaries, to PENAC and KPENV, respectively. Prior to the transaction, PENAC and KPENV held 24% ownership interests in TTX (US) LLC and TTX Limited, respectively, and upon closing Philips owns 100% of the Teletrax entities. Under the terms of the Agreement, Philips will reimburse the Company for certain operating expenses incurred, subject to post-closing adjustments.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

Not applicable.

(b) Pro forma financial information

Not applicable to smaller reporting companies.

(c) Shell company transactions

Not applicable.

(d) Exhibits

2.2 Securities Purchase Agreement dated as of August 29, 2008, by and among Philips Electronics North America Corporation, Koninklijke Philips Electronics N.V., and Medialink Worldwide Incorporated.

99.1 Press release of the Company dated September 3, 2008, entitled “Medialink Finalizes Teletrax Ownership Transfer to Philips.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medialink Worldwide Incorporated
Registrant

Date: September 4, 2008	By:	/s/ Kenneth Torosian
Kenneth Torosian
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.2	Securities Purchase Agreement dated as of August 29, 2008, by and among Philips Electronics North America Corporation, Koninklijke Philips Electronics N.V., and Medialink Worldwide Incorporated.
99.1	Press release of the Company dated September 3, 2008, entitled “Medialink Finalizes Teletrax Ownership Transfer to Philips.”